EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Emulex Corporation:

We consent to the incorporation by reference in the registration statements (Nos. 33-40959, 333-179194, 333-56440, 333-01533, 333-52842, 333-101657, 333-110643, 333-120837, 333-133885, 333-133309, 333-139782, 333-137825, 333-100514, 333-147870, 333-157961, 333-161580, 333-169068, and 333-172040) on Form S-8 of Emulex Corporation of our reports dated August 30, 2012, with respect to the consolidated balance sheets of Emulex Corporation and subsidiaries as of July 1, 2012 and July 3, 2011, and the related consolidated statements of operations, stockholders’ equity and comprehensive income (loss), and cash flows for each of the years in the three-year period ended July 1, 2012, and the related financial statement schedule, and the effectiveness of internal control over financial reporting as of July 1, 2012, which reports appear in the July 1, 2012, annual report on Form 10-K of Emulex Corporation.

/s/ KPMG LLP

Irvine, California

August 30, 2012